Exhibit 10.3

                                MASTER AGREEMENT

                                 BY AND BETWEEN

                              Y2 ULTRA-FILTER, INC.

                                       AND

                            US GLOBAL AEROSPACE, INC.

                                  JUNE 19, 2003


         This Master Agreement (the "AGREEMENT") is made and entered into as of June 19, 2003, by and between Y2 Ultra-Filter, Inc., a Wyoming corporation having its place of business at 1980 East 5th Street, Building 103, Tempe, Arizona 85281 ("Y2"), and US Global Aerospace, Inc., a Delaware corporation having its place of business at 2533 North Carson Street, Suite 5107, Carson City, Nevada 89706 ("USGA").

                                    RECITALS

         Y2 and USGA wish to enter into an agreement to provide governing terms and provisions for agreements between them, including, without limitation, agreements for the sale of products by each of them to the other and joint marketing of products.

                                    AGREEMENT

SECTION 1.   DEFINITIONS

Section 1.01 "AGREEMENT" shall have the meaning assigned in the preamble.

         Section 1.02 "CONFIDENTIAL INFORMATION" shall mean proprietary and other confidential information that the Furnishing Party has or will develop, compile or own, or that the Furnishing Party receives from third parties under conditions of confidentiality. The term is to be broadly interpreted and includes (a) information that has, or could have, commercial value for the business in which the Furnishing Party is engaged, or in which the Furnishing Party may engage at a later time, and (b) information that, if disclosed without authorization, could be detrimental to the economic interests of the Furnishing Party. Confidential Information includes, without limitation, any patent, patent application, copyright, trademark, trade name, service mark, service name, "know-how", negative "know-how", trade secrets, customer and supplier identities, characteristics and terms of agreements, details of customer or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, science or technical information, ideas, discoveries, designs, computer programs (including source codes), financial forecasts, unpublished financial information, budgets, processes, procedures, formulae, improvements or other proprietary or intellectual property of the Furnishing Party, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof.

         "Confidential Information" does not include (a) any information known to the Receiving Party prior to disclosure by the Furnishing Party or its Representatives, (b) any information which becomes available on a non-confidential basis from a source other than the Furnishing Party who is not bound by a confidentiality agreement with, or any other contractual, legal or fiduciary obligation of fiduciary of confidentiality to, the Receiving Party or any related party with respect to such information, and (iii) any information which is or becomes generally available to the public other than as a result of a disclosure by such Receiving Party's Representatives in breach of this Agreement.

         Section 1.03 "DIRECT COSTS" shall include all of the costs and expenses directly associated with the manufacture and distribution of a product, including, without limitation, materials, labor (including all overhead expenses associated with labor), shipping and direct costs of sales and/or marketing of such product.

         Section 1.04 "EXCLUSIVE MARKETS" shall mean the following:

          o    China;
          o    Hong Kong; and
          o    Cargo and passenger aircraft worldwide;

         Section 1.05 "FURNISHING PARTY" shall have the meaning assigned in
Section 6.02(a).

         Section 1.06 "INTELLECTUAL PROPERTY" shall mean, with respect to each Party, all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, designs, computer software, know-how and proprietary rights and processes necessary for the conduct of such Party's business as now conducted and as proposed to be conducted.

         Section 1.07 "JOINT MARKETING PLAN" shall have the meaning assigned in
Section 4.03 of this Agreement.

         Section 1.08 "JOINT PATENTS" shall have the meaning assigned in Section
6.01 of this Agreement.

         Section 1.09 A "JOINT PRODUCT" shall be any product created by USGA or Y2 that contains both USGA Products and Y2 Products.

         Section 1.10 The "JOINT PRODUCT COST" shall be, for each applicable Joint Product, the aggregate of all Direct Costs attributable to such Joint Product incurred by USGA and Y2.

         Section 1.11 The "MARKETS" shall consist of (a) the Exclusive Markets, and (b) with respect to any particular Subagreement, markets or Third Parties identified as Markets therein.

         Section 1.12 "PARTY" shall mean either USGA or Y2, as appropriate in the circumstances.

         Section 1.13 "PRODUCTS" shall mean either USGA Products or Y2 Products, as appropriate in the circumstances.

         Section 1.14 "PURCHASING PARTY" shall have the meaning assigned in
Section 3.01(a).

         Section 1.15 "RECEIVING PARTY" shall have the meaning assigned in
Section 6.02(a).

         Section 1.16 "REPRESENTATIVES" shall have the meaning assigned in
Section 6.02(a)

         Section 1.17 "SELLING PARTY" shall have the meaning assigned in Section 3.01(a).

         Section 1.18 "SEPARATE PRODUCT" shall mean, as appropriate, any (a) Y2 Product or (b) USGA Product; that is not part of a Joint Product at the time of the determination of the type of product.

         Section 1.19 "SEPARATE PRODUCT COST" shall mean, for each applicable Separate Product, the Selling Party's total Direct Costs of producing such Separate Product.

         Section 1.20 "SEPARATE PRODUCT PRICE" shall mean the price at which the Selling Party shall sell the Separate Product to the Purchasing Party. Such Separate Product Price shall be equal to the Separate Product Cost plus ten percent (10%) of such Separate Product Cost.

         Section 1.21 "SHARED PROFITS" shall mean the total sales price in any transaction with a Third Party Purchaser of all Joint Products sold less the Joint Production Costs attributed to the Joint Products sold.

         Section 1.22 "SUBAGREEMENT" shall mean any agreement between the Parties that is intended to be governed by this Master Agreement.

         Section 1.23 "SUBCONTRACT" shall mean any Subagreement or part of any Subagreement that calls for the manufacture of Y2 products by USGA in accordance with Section 3.08 of this Master Agreement.

         Section 1.24 "TERM" shall be the period beginning on the date provided in the preamble to this Agreement and ending when validly terminated pursuant to the provisions of this Agreement.

         Section 1.25 "THIRD PARTY" shall mean any person or entity other than USGA and Y2.

         Section 1.26 "THIRD PARTY PURCHASER" shall mean any Third Party that orders Joint Products, Separate Products, or any combination of Joint Products and Separate Products from either USGA or Y2.

         Section 1.27 "UNIQUE COSTS" shall have the meaning assigned in Section 3.07.

         Section 1.28 "UNPAID PARTY" shall have the meaning assigned in Section 7.04(c).

         Section 1.29 "USGA" shall have the meaning assigned in the preamble.

         Section 1.30 "USGA PRODUCTS" shall be (a) those products listed on Exhibit B to this Agreement, as amended from time to time by written agreement of the Parties, and (b) with respect to any particular Subagreement, products identified as USGA Products within such Subagreement.

         Section 1.31 "Y2" shall have the meaning assigned in the preamble.

         Section 1.32 "Y2 PRODUCTS" shall be (a) those products listed on Exhibit A to this Agreement, as amended from time to time by written agreement of the Parties, and (b) with respect to any particular Subagreement, products identified as Y2 Products within such Subagreement.

SECTION 2.   PRODUCTS

         Section 2.01 Y2 Products. During the Term, and subject to the provisions of this Agreement, Y2 shall manufacture and sell such quantities of Y2 Products to USGA as the Parties may agree upon in any Subagreement. Unless mutually agreed to in writing by the Parties, Y2 Products sold to USGA are to be
(a) used by USGA in the manufacture of Joint Products or (b) sold by USGA in a transaction including the sale of Joint Products.

         Section 2.02 USGA Products. During the Term, and subject to the provisions of this Agreement, USGA shall manufacture and sell such quantities of USGA Products to Y2 as the Parties may agree upon in any Subagreement. The USGA Products sold to Y2 are to be (a) used by Y2 in the manufacture of Joint Products or (b) sold by Y2 in a transaction including the sale of Joint Products.

         Section 2.03 Subagreements. The Parties shall enter into a Subagreement for any sale pursuant to Section 2.01 or Section 2.02 of this Agreement. If the Parties do not negotiate and execute a Subagreement for such sale, the sale shall still be governed by the terms of this Agreement.

SECTION 3.    SALES BY EITHER PARTY

         Section 3.01 Purchase Orders.

         (a) Either Party (the "PURCHASING PARTY") may submit a purchase order for Separate Products to the other Party (the "SELLING PARTY") by any commercially reasonable means, including but not limited to, postal delivery, courier delivery, facsimile transmission, and electronic mail. The Selling Party shall promptly confirm receipt of any purchase order.

         (b) The Selling Party shall, within five (5) business days of its receipt of a purchase order, accept or reject such purchase order; provided, however, the Selling Party shall be obligated to accept and fulfill all purchase orders for its Separate Products to be used by the Purchasing Party to make Joint Products to fulfill existing purchase orders by Third Party Purchasers.

         (c) The Parties shall hold meetings (in person or by teleconference) at least twice per month for the purpose of discussing each Party's existing and contemplated purchases from the other Party and sales to Third Parties.

         Section 3.02 Purchase Order Contents. Each purchase order shall contain the following information:

          (a)  Quantity and type of units of Separate Products to be shipped;
          (b)  Proposed Subagreement governing the purchase order;
          (c)  Payment Terms;
          (d)  Delivery schedule, by date, unit and quantity;
          (e)  Packaging process and method; and
          (f)  Destination, carrier and any other pertinent instructions.

         Section 3.03 Delivery.

                  (a) Unless specified in a Subagreement or purchase order, a Selling Party may use any commercially reasonable means to deliver Separate Products to the Purchasing Party. Shipments shall be made FOB Manufacturing Plant.

                  (b) If the Selling Party believes it will be unable to meet the delivery dates set forth in any purchase order and/or any Exhibit to this Agreement, it shall notify the Purchasing Party within three (3) business days of its receipt of a purchase order, and suggest alternative delivery dates. The Parties will negotiate in good faith to agree upon an acceptable delivery date.

Section 3.04 Superiority of Master Agreement. Neither Party shall be bound by any term or condition in any writing by the other Party that is inconsistent with this Agreement or any applicable Subagreement unless, and except to the extent, such provision was acknowledged and mutually agreed to by both Parties.

         Section 3.05 Engineering Design Changes.

                  (a) If an engineering change is requested by a Third Party, a Purchasing Party may request an engineering change order by sending, with the applicable Separate Product purchase order, a written engineering change order. If the Selling Party cannot or will not comply with the engineering change order, it must notify the Purchasing Party within three (3) business days. If the Selling Party can and will comply with such engineering change order it will give to the Purchasing Party, within four (4) business days of receiving such engineering change order, written notice of the estimated date by which, and estimated cost at which, such engineering change order could be implemented. Such engineering change order shall not be valid or enforceable unless, within three (3) business days of receiving the estimate, the Purchasing Party acknowledges and agrees to the dates and costs stated in the estimate by countersigning the estimate and returning it to the Selling Party.

                  (b) If the date and/or cost stated in the estimate change by more than three (3) days or ten percent (10%) of the estimated cost, whichever is applicable, the Selling Party shall notify the Purchasing Party in writing of the revised estimate within one (1) business day of becoming aware of such change in estimate. Within one (1) business day of its receipt of a revised estimate, the Purchasing Party must provide written notice of its acceptance of the revised estimate or its cancellation of the underlying engineering change order

         Section 3.06 Product Quality. Unless the Parties otherwise agree, (a) Separate Products sold by a Selling Party to a Purchasing Party shall be of at least equal quality with the Separate Products sold by the Selling Party directly to any Third Party, (b) each Party shall materially comply with all quality programs it has in place during the Term, and (c) each Party shall take all commercially reasonable efforts to produce Separate Products for sale to a Purchasing Party and Joint Products at a quality level that is at least average for the Markets. The Parties may mutually agree on specific quality standards in any Subagreement, in which case such standards shall only apply to Separate Products sold under that Subagreement, or in a written amendment of this Agreement.

         Section 3.07 Cancellation. Prior to delivery of Separate Products pursuant to a Subagreement or purchase order, a Purchasing Party may cancel delivery of such Separate Products, if an underlying order is canceled by a Third Party Purchaser, by providing written notice to the Selling Party, provided, however, that the Purchasing Party shall remain liable for the Unique Costs incurred by the Selling Party prior to the time it receives the cancellation notice. "UNIQUE COSTS" shall be those costs incurred by the Selling Party in the manufacturing or production of Separate Products that cannot be sold to any other Third Party in the ordinary course of the Selling Party's business. The

Purchasing Party may seek reimbursement of such Unique Costs from the Third Party Purchaser.

         Section 3.08 Subcontracts.

                  (a) By mutual agreement of the Parties, Y2 may subcontract manufacturing and production of Y2 Products to USGA in accordance with the terms of this Agreement or any applicable Subcontract.

                  (b) Within ten (10) business days of the first Subcontract between USGA and Y2, Y2 shall deliver to USGA all information necessary to allow USGA to manufacture and produce the applicable Y2 Product to the same quality and design of Y2 Products produced by Y2.

                  (c) USGA's production of Y2 Products pursuant to a Subcontract must materially comply with all requirements of the Joint Marketing Plan applicable to such products, and with the quality requirements of Section 3.06.

                  (d) If Y2 subcontracts manufacturing and production of any Y2 Product to USGA, products produced by USGA under such Subcontract shall be deemed Y2 Products. However, strictly for the purpose of determining Product Costs and Shared Profits, these products shall be defined as Joint Products.

         Section 3.09 Payment for Separate Products; Payment of Shared Profits.

                  (a) Unless the Parties agree otherwise in any Subagreement or otherwise, a Selling Party shall invoice the Purchasing Party in accordance with the Selling Party's standard practices and terms for the Separate Product Price of any Separate Products sold to the Purchasing Party.

                  (b) Unless the Parties agree otherwise, the Purchasing Party shall pay the undisputed amount of any invoice from the Selling Party within the terms of such invoice.

                  (c) Unless the Parties agree otherwise in any Subagreement, Shared Profits will be split evenly between the Parties.

                  (d) A Party shall make payment to the other Party of that other Party's portion of Shared Profits within ten (10) days of receiving payment from a Third Party Purchaser.

SECTION 4.   JOINT MARKETING

         Section 4.01 Branding. The Parties shall market all Joint Products under the trade name "NanoFilter(TM)". Particular Joint Products may be designated with a mutually agreed upon variation of the trade name "NanoFilter(TM)". Separate Products of either Party sold in the same transaction with Joint Products shall not be identified as "NaoFilter(TM)" related products.

         Section 4.02 Ownership of Trade Name. USGA shall own exclusively all rights, privileges and interests in the trade name "NanoFilter(TM)" and any other trademarks, service marks, copyrights or other intellectual property rights derived from the trade name "NanoFilter(TM)".

         Section 4.03 Joint Marketing Plan.

                  (a) USGA and Y2 shall negotiate and jointly prepare a marketing plan for the marketing of Joint Products (the "JOINT MARKETING PLAN"). This Plan shall include an annual budget. The Parties shall meet at least once per calendar quarter, in person or telephonically, to review, revise and update the Joint Marketing Plan.

                  (b) Expenses incurred by either Party acting in accordance with the Joint Marketing Plan and that Plan's budget shall be split evenly between the Parties. Expenses incurred by either Party for marketing other than in accordance with the Joint Marketing Plan shall be the separate responsibility of that Party.

         Section 4.04 Exclusivity Provision. In the Exclusive Markets, Y2 shall only have the right to sell and market Joint Products, subject to and in accordance with the terms of this Agreement or a Subagreement, and shall not have the right to sell or market any Y2 Products, whether separately or in combination with the product(s) of a third party, without USGA's express prior written consent.

         Section 4.05 Warranty of Joint Products.

                  (a) Joint Products shall be sold with warranties only as to material and workmanship. All other warranties shall be specifically disclaimed in any sales document with respect to Joint Products. The Parties shall establish a mutually-approved disclaimer document applicable to Joint Product sales. Both Parties are required to use this common disclaimer document on all sales documents for Joint Products.

                  (b) When notified of any warranty claim with respect to a Joint Product, the Party receiving the notification shall promptly notify the other Party of such warranty claim.

                  (c) The Party receiving the notification shall promptly attempt to trace the fault in such Joint Product to either Party's Separate Product.

                           (i) If the fault can be traced to either Party's Separate Product, that Party shall be responsible for all costs and burden of repair or replacement of the Joint Product, and shall indemnify and promptly reimburse the other Party for any actual expenses such other Party incurs with respect to the repair or replacement of such Joint Product.

                           (ii) If the fault cannot be traced to either Party's Separate Product, the Parties shall evenly split the costs of repair or replacement of the defective Joint Product. The Party receiving the notification of the defect shall take the lead in repair or replacement of the Joint Product, including repair or removal of the defective Joint Product and installation of any replacement Joint Product. Such Party shall invoice the other Party for its share of the costs of such repair or replacement in accordance with such Party's standard practices and terms.

                           (iii) In the case of faults on Joint Products manufactured wholly by USGA under an appropriate subcontract, all costs of claim resolution are for USGA's account.

SECTION 5.   REPRESENTATIONS AND WARRANTIES

         Section 5.01 Representations and Warranties of Y2. Y2 hereby represents and warrants to USGA, as of the date of this Agreement and as of the date of each Subagreement, as follows:

                  (a) All corporate action on the part of Y2 necessary for the authorization of this Agreement and any Subagreement has been taken, and no further consent or authorization of Y2, its Board of Directors or its stockholders is required. This Agreement is, and each Subagreement when executed and delivered will be, a valid and binding obligation of Y2 enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable or legal remedies.

                  (b) Y2 owns or has the right to use, whether through ownership, licensing or otherwise, all Intellectual Property significant to its business and to the manufacture, production, marketing, sale and distribution of Y2 Products. Except as would not have a material adverse impact on the validity or value of any Intellectual Property: (i) no written claim of invalidity or conflicting ownership rights with respect to any Intellectual Property has been made by a third Party and no such Intellectual Property is the subject of any pending or, to Y2's knowledge, threatened action, suit, claim, investigation, arbitration or other proceeding; (ii) no person or entity has given notice to Y2 that the use of any Intellectual Property by Y2 is infringing or has infringed any domestic or foreign patent, trademark, service mark, trade name, or copyright or design right, or that Y2 has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how; (iii) the making, using, selling, manufacturing, marketing, licensing, reproduction, distribution, or publishing of any process, machine, manufacture or product related to any Intellectual Property, does not and will not infringe any domestic or foreign patent, trademark, service mark, trade name, copyright or other intellectual property right of any Third Party, and does not and will not involve the misappropriation or improper use or disclosure of any trade secrets, confidential information or know-how of any Third Party; (iv) there exists no prior act or current conduct or use by Y2 or any Third Party that would void or invalidate any Intellectual Property; (v) the execution, delivery and performance of this Agreement, and any Subagreement, if applicable, and the consummation of the transactions contemplated hereby and thereby will not breach, violate or conflict with any instrument or agreement concerning any Intellectual Property, will not cause the forfeiture or termination of or give rise to a right of forfeiture or termination of any of the Intellectual Property or impair the right of USGA to make, use, sell, license or dispose of, or to bring any action for the infringement of, any Intellectual Property.

         Section 5.02 Representations and Warranties of USGA. USGA hereby represents and warrants to Y2, as of the date of this Agreement and as of the date of each Subagreement, as follows:

                  (a) All corporate action on the part of USGA necessary for the authorization of this Agreement and any Subagreement has been taken, and no further consent or authorization of USGA, its Board of Directors or its stockholders is required. This Agreement is, and each Subagreement when executed and delivered will be, a valid and binding obligation of USGA enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable or legal remedies.

                  (b) USGA owns or has the right to use, whether through ownership, licensing or otherwise, all Intellectual Property significant to its business and to the manufacture, production, marketing, sale and distribution of USGA Products. Except as would not have a material adverse impact on the validity or value of any Intellectual Property: (i) no written claim of invalidity or conflicting ownership rights with respect to any Intellectual Property has been made by a Third Party and no such Intellectual Property is the subject of any pending or, to USGA's knowledge, threatened action, suit, claim, investigation, arbitration or other proceeding; (ii) no person or entity has given notice to USGA that the use of any Intellectual Property by USGA is infringing or has infringed any domestic or foreign patent, trademark, service mark, trade name, or copyright or design right, or that USGA has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how; (iii) the making, using, selling, manufacturing, marketing, licensing, reproduction, distribution, or publishing of any process, machine, manufacture or product related to any Intellectual Property, does not and will not infringe any domestic or foreign patent, trademark, service mark, trade name, copyright or other intellectual property right of any Third Party, and does not and will not involve the misappropriation or improper use or disclosure of any trade secrets, confidential information or know-how of any Third Party; (iv) there exists no prior act or current conduct or use by USGA or any Third Party that would void or invalidate any Intellectual Property; (v) the execution, delivery and performance of this Agreement, and any Subagreement, if applicable, and the consummation of the transactions contemplated hereby and thereby will not breach, violate or conflict with any instrument or agreement concerning any Intellectual Property, will not cause the forfeiture or termination of or give rise to a right of forfeiture or termination of any of the Intellectual Property or impair the right of Y2 to make, use, sell, license or dispose of, or to bring any action for the infringement of, any Intellectual Property.

SECTION 6.    INTELLECTUAL PROPERTY; CONFIDENTIALITY

Section 6.01  Ownership of Patents.

                  (a) The Parties shall individually own all rights, privileges and interest in patents issued, patents pending and patent applications on products or processes they currently own and/or developed .

                  (b) The Parties shall jointly own all rights, privileges and interest in patents issued, patents pending and patent applications on products jointly developed with respect to Joint Products ("JOINT PATENTS"). Neither Party shall sell, assign (whether by operation of law or otherwise), or otherwise transfer its interest in Joint Patents, except as provided in Section 6.01(c).

                  (c) Upon the termination of this Agreement, all rights, titles, privileges and interests in Joint Patents shall remain jointly owned. Upon termination of this Agreement, either Party has the right to purchase the other Joint Patents Party's rights at an agreed upon value.

         Section 6.02 Confidentiality.

                  (a) Each Party (a "RECEIVING PARTY") hereby agrees that, in consideration for the other Party (the "FURNISHING PARTY") furnishing its Confidential Information to such Receiving Party, (i) not to disclose any of the Furnishing Party's Confidential Information to any person other than such Receiving Party's agents, representatives and employees (collectively, its "REPRESENTATIVES"), (ii) to inform its Representatives of the confidential nature of the Confidential Information and of the requirement of each such Representative to act in accordance with the terms and conditions of this
Section 6.02, (iii) not to reproduce all or any part of the Furnishing Party's Confidential Information without the prior written permission of Y2, (iv) not to use any of the Furnishing Party's Confidential Information for any purpose other than those contemplated by this Agreement.

                  (b) In the event a Receiving Party receives a request to disclose all or any part of the Furnishing Party's Confidential Information under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction, such Receiving Party agrees to (i) immediately notify the Furnishing Party of the existence, terms and circumstances surrounding such a request, (ii) consult with the Furnishing Party on the advisability of taking legally available steps to resist or narrow such request, and (iii) if disclosure of any Confidential Information is required, exercise such Receiving Party's best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the Confidential Information which the Furnishing Party may designate. The Furnishing Party agrees to assume, at its sole charge and expense, any costs that are the direct result of actions taken at the direction or request of the Furnishing Party pursuant to this Section 6.02(b) (and, if any payments are made by the Receiving Party, to promptly reimburse such Receiving Party), including any legal fees and disbursements of legal counsel, that such Receiving Party incurs in excess of those costs required to comply fully with any such subpoena or order.

                  (c) Unless otherwise required by law neither Party nor its Representatives shall, without the other Party's written consent, disclose to any person any of the specific terms, conditions or other facts with respect to this Agreement.

                  (d) Without prejudice to the rights and remedies otherwise available to the Furnishing Party, the Furnishing Party shall be entitled to equitable relief by way of injunction if the Receiving Party or any of its Representatives breaches or threatens to breach any of the provisions of this Agreement.

SECTION 7.   TERM; TERMINATION

         Section 7.01 Initial Term. The term of this Agreement shall commence on the date first written above and extend until the fifth anniversary of such date unless extended by mutual agreement of the Parties or unless earlier terminated pursuant to the provisions of Section 7.02 of this Agreement.

         Section 7.02 Termination. The Agreement may be terminated prior to the expiration of the Term by any of the following means:

                  (a) This Agreement may be terminated at any time upon the mutual written agreement of both Parties;

                  (b) This Agreement may be terminated by either Party 60 days after delivery of written notice to the other Party of such intent to terminate; or

                  (c) If either Party is in material breach of this Agreement, the other Party may terminate this Agreement 90 days after delivering written notice of such breach to the breaching Party; provided, however, that if the breaching Party cures such breach within the 90 day period, this Agreement may not be terminated on the basis of such breach.

         Section 7.03 Covenant Not to Terminate By Corporate Action. Except as permitted in Section 7.02 of this Agreement, neither Party shall have the right to terminate this Agreement or any Subagreement, or to make its performance under this Agreement impossible, by any means, including, without limitation, by sale or transfer of all its assets without concurrent transfer of this Agreement in accordance with Section 8.09.

         Section 7.04 Effect of Termination.

                  (a) Subject to Section 7.04(c), for so long as either Party has not completed its performance under any Subagreement, but only with respect to such executory Subagreement, both Parties covenant to comply with the terms of this Agreement, as if it were in full effect and no act of termination had taken place, regardless of any act of termination pursuant to Section 7.02.

                  (b) For two (2) years after the termination of this Agreement, each Party shall remain liable for all warranty expenses incurred or paid pursuant to, and shall otherwise comply with, Section 4.05 of this Agreement.

                  (c) Notwithstanding anything else in this Agreement, a Party (for purposes of this subsection, the "UNPAID PARTY") may cease its performance under any Subagreement, upon providing written notice to the other Party, if such other Party is more than 90 days delinquent in meeting its payment obligations under the applicable Subagreement. The Unpaid Party must continue its performance once the other Party has made all payments due and become current in such payment obligations; provided, however, that if the other Party does not become current in its payment obligations within one hundred eighty
(180) days of its receipt of the notice required by this subsection, the Unpaid Party shall be permitted to terminate the applicable Subagreement upon delivery of written notice of such termination to the other Party. Nothing in this subsection shall be construed as allowing an Unpaid Party to terminate its performance under any Subagreement for which the other Party is current in its payment obligations.

                  (d) Any provision of this Agreement that, by its nature and content, must survive the completion, rescission, termination or expiration of this Agreement, in whole or in part, in order to achieve the fundamental purposes of this Agreement (including, without limitation, Sections 4.02 ("Ownership of Brand Name"), 6 ("Intellectual Property; Confidentiality"), 7 ("Term; Termination"), and 8.14 ("Governing Law; Consent to Jurisdiction), as well as all necessary definitions in Section 1, shall so survive and continue to bind the Parties. Each Party hereto agrees to furnish such additional or supplemental documents and instruments, and to take such actions, and to do such other and further things as may be necessary or reasonably desirable to the other to effect the purposes hereof.

SECTION 8.    GENERAL PROVISIONS

         Section 8.01 Notices. All notices, demands and requests of any kind to be delivered to any Party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by internationally recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

              (a) if to Y2, to:

                           Y2 Ultra-Filter, Inc.
                           1980 East 5th Street
                           Building 103
                           Tempe, Arizona 85281
                           Attention:  Ira Gentry

              (b) if to USGA, to:

                           US Global Aerospace, Inc.
                           2533 North Carson Street, Suite 5107
                           Carson City, Nevada 89706
                           Telecopier:  (817) 563-3225
                           Attention:  John Robinson

or to such other address as the Party to whom notice is to be given may have furnished to the other Party to this Agreement in writing in accordance with the provisions of this Section 8.01. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of internationally recognized overnight courier, on the next business day after the date when sent, and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

         Section 8.02 Entire Agreement. This Agreement shall constitute the entire agreement between the Parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings between the Parties relating to such transactions. The exhibits attached hereto are considered to be a part of this Agreement.

         Section 8.03 Headings. The Article, Section and paragraph headings contained in this Agreement and in any Subagreement are for reference purposes only and shall not affect, in any way, the meaning or interpretation of this Agreement or such Subagreement.

         Section 8.04 Exhibits. Each exhibit hereto is incorporated herein by this reference. The Parties may amend any exhibit from time-to-time by entering into a separate written agreement, signed by an authorized officer of each of the Parties.

         Section 8.05 Interpretation; Separate Counsel. Each Party hereto has participated in the drafting of this Agreement, and has had the opportunity to review this Agreement with its separate counsel. Each Party acknowledges this Agreement is the result of negotiations between the Parties.

         Section 8.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         Section 8.07 Amendment. This Agreement may not be modified or amended, or any of the provisions of this Agreement waived, except by written agreement of the Parties to this Agreement. Any term of any Subagreement that modifies, conflicts with or amends any provision of this Agreement shall be effective, and have precedence over the provisions of this Agreement, only with respect to such Subagreement, and shall not have any other effect on any other Subagreement between the Parties.

         Section 8.08 Waiver. No waiver by any Party of any default or breach by another Party of any representation, warranty, covenant or condition contained in this

Agreement or any Subagreement shall be deemed to be a waiver of any subsequent default or breach by such Party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any Party in exercising any right, power or remedy under this Agreement or any Subagreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such Party's rights, powers and remedies. All remedies, whether under this Agreement or any Subagreement or at law or in equity, shall be cumulative and the election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

         Section 8.09 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party hereto shall in any way sell, transfer, assign (by operation of law or otherwise), or otherwise dispose of any of the rights, privileges, duties and obligations granted or imposed upon it under this Agreement without the written consent of the other Party, which consent shall not be unreasonably withheld.

         Section 8.10 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, except in those instances where removal or elimination of such invalid, illegal, or unenforceable provision or provisions would result in a failure of consideration under this Agreement, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         Section 8.11 Independence of Agreements, Covenants, Representations and Warranties. All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached shall not mitigate such incorrectness or breach.

         Section 8.12 Force Majeure. Neither Party shall be liable to the other for any delay in performance or failure to perform, in whole or in part, due to labor dispute, strike, war or act of war (whether an actual declaration is made or not), insurrection, riot, civil commotion, act of public enemy, accident, fire, flood, or other act of God, act of any governmental authority, judicial action or similar causes beyond the reasonable control of such Party. In the event a force majeure occurs, the Party affected by such event shall promptly notify the other Party of such event and take all reasonable actions to avoid the effect of such event.

         Section 8.13 Independent Contractor. Y2 and USGA are and shall be independent contractors to one another, and nothing herein shall be deemed to cause this Agreement to create an agency, partnership, or joint venture between the Parties.

         Section 8.14 Governing Law; Consent to Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of Texas without regard to the laws that may be otherwise applicable under conflicts of laws principles. Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any Texas state court, or Federal court of the United States, sitting in Texas, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or any Subagreement or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto. Each of the Parties hereby irrevocably and unconditionally agrees not to commence any such action or proceeding except in such courts, agrees that any claim in respect of any such action or proceeding may be heard and determined in such Texas State court or, to the extent permitted by law, in such Federal court, and waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Texas State or Federal court, and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Texas State or Federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by law.

         Section 8.15 Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement or any Subagreement shall be acceptable and binding.



                            [Signature Page Follows]

            The parties, intending to be bound by the terms and conditions hereof, have caused this Master Agreement to be signed by their duly authorized representatives on the date first above written.


US GLOBAL AEROSPACE, INC.                    Y2 Ultra-Filter, Inc.



By:  ____________________________            By:  _____________________________
Name:    John Robinson                       Name:     Ira Gentry
Title:   Chief Executive Officer             Title:    President

                                    EXHIBIT A


                                   Y2 PRODUCTS


Y2 Ultra-Filters

                                    EXHIBIT B


                                  USGA PRODUCTS


G-Lam(TM)
G-LamC(TM)










                                       B-1